Exhibit 99.2

Dear Colleagues,

I am writing to inform you directly that earlier today Equity One’s board of directors unanimously approved an agreement to merge our company with Regency Centers, another high quality shopping center REIT based in Jacksonville, FL. This news will likely be a surprise to many of you, and I’m sure you’ll have many questions. Let me try to anticipate some of those questions and provide some answers to go along with them.

Why is this happening? Most importantly, because it is the right thing for our shareholders, for whom we all work. First, our investors will receive a premium in this transaction and continue to share in the upside of the combined company. However, just as important, the two companies are a great strategic fit and in many ways they belong together: we both have high quality portfolios, we are both growing at an attractive pace, and we both invest capital very profitably (they through ground up development, we through redevelopment). The combined company will become the largest and highest quality shopping center REIT, making it the market leader. A strong balance sheet, great properties and a wonderful collection of redevelopment plans give our investors what we told them we were striving for—sustainability in our growth.

Beyond the fact that it is good for our shareholders there is another reason why this is occurring—because of your accomplishments. The incredible job our employees have done repositioning this portfolio and then operating it better than any of our peers has not only dramatically improved the performance of our stock, but drawn the attention of other companies who can benefit from who we are and what we do. Your work has allowed us to extract incredible returns for our shareholders and I cannot thank you enough for that.

What does it mean for all of us? This question is unfortunately harder to answer with certainty at the moment. One thing we know now is that Regency’s senior management will replace Mike, Matt, and me. The other thing that’s very apparent is that Regency, like us, believes in merit and excellence—they will begin a process of understanding who our people are, what they’re good at, and who belongs in the combined organization. There is undoubtedly a large amount of duplication in roles, but Regency management clearly wants to make sure that they have the best people on their team, regardless of in which organization that person is currently working. Many positions will migrate to Jacksonville, but Regency also have offices all over the country, so they’re used to people being in different places.

When is this happening? The exact timeline is also currently uncertain. We expect the merger to occur sometime in the first or early second quarter, but the amount of work that needs to get done in order to get there, not to mention a likely shareholder approval timetable make the timing difficult to pin down.

What happens next? For most people, the next few months will actually largely be business as usual. For the finance and accounting side of the organization, we will still need to conduct our year-end audit, report fourth quarter earnings, and file our 10-K. Just as important we are all enormously focused on ensuring that our best in class leasing and property operations continue uninterrupted. Now that we know that we will merge into a larger organization, we will do everything we can to keep all employees informed on the future of the combined organization.

What if my position is eliminated, and how will that get decided? Some of the current positions at EQY will be integrated into the new organization and some EQY positions will not. The leadership team at Regency will be working with the EQY leadership team to make such determinations as quickly as possible. Regency’s team will be scheduling time to visit the EQY offices and meet with employees to get to know EQY talent and allow EQY employees to get to know the Regency organization. I’ve gotten to know the people at Regency well, and very much admire their culture. I hope you’ll have a chance soon to also get to know the Regency leadership as we spend time together in this transition. We will work very hard to ensure all employees are treated in a fair and respectful manner.

For those whose positions are eliminated and will not be transitioning to the new organization, an enhanced severance program has been created and details are available through HR. For most positions, the program consists of:

•	3 months of base salary plus:

•	an extra month of base salary for every full year of service (up to 3 additional months for a total of 6 months of base salary), plus

•	a lump sum cash payment representing COBRA premiums for the same number of months of salary, plus

•	a pro-rated 2017 bonus based on when in the year the position is eliminated plus

•	earned and accrued Paid Time Off, plus

•	outplacement services to help employees transition

All EQY leadership have an open door and are available to answer questions to the best of their knowledge, please know that we may not have all the answers since we are working through the process with the Regency team. However, please be assured, that as always, we will keep you as informed as we can throughout the process. The HR team is also available if you have additional detailed questions regarding your situation and I’d encourage you to call Tanya Saffadi if you need more discussion on a specific Human Resources question.

It is impossible to close this communication without my telling you how proud I am of our accomplishments, the outstanding organization we have created, and of course the resulting reputation you have all built for our company and for each other in the industry. Working with you has been an incredible honor and I am excited to help you navigate the next step in your careers, whether with Regency or elsewhere. The past three years have been challenging, enjoyable and just plain fun. It would not have been so without such an amazing group of people.

Thank you for all you have done and please be sure to review the press release

<http://www.equityone.com/investors/news-and-events> and join the All Employee Conference call at 9:30AM EST Tuesday, November 15th so we can discuss together.

Thank you.

DAVID LUKES

Chief Executive Officer

EQUITY ONE

410 Park Avenue | Suite 1220 | New York, NY 10022

D| 212.796.1746 O| 212.796.1760

NYSE:EQY

Forward-Looking Statements

This communication includes forward-looking statements. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. These forward-looking statements may include statements with respect to, among other things, the proposed Merger with Raven, including the expected timing of completion of the Merger; the benefits of the Merger; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts.

These forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks, uncertainties and other factors that could cause actual results and events to differ materially from those expressed or implied by these forward-looking statements, including the following risks, uncertainties and other factors:

•	the risk that the Merger may not be completed in a timely manner or at all due to the failure to obtain the approval of the Company’s or Raven’s stockholders or the failure to satisfy other conditions to completion of the Merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceeding that may be instituted against the Company and others following the announcement of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the risk that the benefits of the Merger, including synergies, may not be fully realized or may take longer to realize than expected;

•	the risk that the Merger may not advance the combined company’s business strategy;

•	the risk that the combined company may experience difficulty integrating the Company’s employees or operations;

•	the potential diversion of the Company’s management’s attention resulting from the proposed Merger;

•	economic uncertainty or downturns in general, or in the areas where the Company’s properties are located;

•	local conditions, such as an oversupply of retail space, a reduction in demand for retail space or a change in local demographics;

•	the attractiveness of the Company’s properties to tenants and competition for tenants from other available space;

•	adverse changes in the financial condition of the Company’s tenants and ongoing consolidation within the retail sector;

•	the adverse impact of competition from new retail platforms and concepts to the Company’s existing tenants;

•	changes in the perception of retailers or shoppers regarding the safety, convenience and attractiveness of the Company’s shopping centers;

•	changes in the overall climate of the retail industry;

•	the Company’s ability to provide adequate management services and to maintain its properties;

•	increased operating costs, if these costs cannot be passed through to tenants;

•	the expense of periodically renovating, repairing and re-letting spaces;

•	the impact of increased energy costs on consumers and its consequential effect on the number of shopping visits to our properties;

•	the consequences of any armed conflict involving, or terrorist attack against, the United States;

•	greater than anticipated construction or operating costs or delays in completing development or redevelopment projects or obtaining necessary approvals therefor;

•	inflationary, deflationary and other general economic trends;

•	fluctuations in interest rates;

•	the loss of key employees or inability to identify and recruit new employees;

•	the outcome of pending or future litigation;

•	the adequacy of the Company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program;

•	the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status;

•	potential changes to tax legislation;

•	changes in demand for developed properties;

•	risks associated with the acquisition, development, expansion, leasing and management of properties;

•	the effects of losses from natural catastrophes in excess of insurance coverage;

•	the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; and

•	other factors identified in the Company’s and Raven’s filings with the Securities and Exchange Commission.

Actual results may differ materially from those projected in the forward-looking statements. The Company does not undertake to update any forward-looking statements.

Additional Information and Where to Find It

This communication relates to the proposed business combination between the Company and Raven. The proposed combination will be submitted to the Company’s and Raven’s shareholders for their consideration and approval. In connection with the proposed combination, the Company and Raven will prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed Merger. This communication is not a substitute for the registration statement, proxy statement/prospectus or other document(s) that the Company and/or Raven may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND RAVEN ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RAVEN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov. Investors may also request copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations. Investors may also request copies of the documents filed with the SEC by Raven by contacting Raven’s Investor Relations.

Certain Information Regarding Participants

The Company, Raven and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about the Company’s directors and executive officers in its definitive proxy statement for the 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2016. You can find information about Raven’s directors and executive officers in its definitive proxy statement for the 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2016. Additional information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the registration statement, proxy statement/prospectus or other documents filed with the SEC if any when they become available. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at the Company or Raven as described above.

No Offer or Solicitations

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.